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                                 e-PROFILE, INC.

                            CONDITIONS OF EMPLOYMENT


In order to minimize or avoid misunderstanding and to clearly set forth the intention of the parties, these conditions of employment cover, among other things, the nature and extent to the protection that the parties think fair and equitable to afford e-PROFILE, Inc. (the Company), its customers and its customer's clients reasonable protection against the wrongful appropriation of trade secrets and property rights.

The following are deemed valuable, special and unique assets: lists of prospects and customers, methods of product development, computer specifications and programs, financial data of customers or clients, trade secrets, product pricing, strategic plans, company financial data, and other confidential information. These special and unique assets may not, during or after employment, be disclosed to any person, firm, corporation, association or other entity for any reason whatsoever without the consent of the Company. Employee recognizes that the loss or disclosure, or threatened loss or disclosure, of such assets may give rise to irreparable harm to the Company which will be difficult to assess in terms of monetary damages, and Employee therefore agrees that the Company may enforce its rights by means of injunction in addition to any other remedies that may be available for such breach or threatened breach.

Employee agrees that all terminals, modems and other equipment, employee lists, documentation, specifications, program listings, literature, promotional material, and all lists of customers and/or customer records he/she receives, creates or maintains in the conduct of the Company's business are the property of e-PROFILE and upon termination of his/her employment, regardless of the circumstances of such termination, will be returned.

Employee agrees to disclose to the Company all inventions, whether or not said inventions are patentable, made or conceived by him/her, solely or jointly, during the term and within the scope of his/her employment. Employee hereby assigns to the Company, its successors and assigns, all of his/her right, title and interest in and to said inventions, and agrees that, during and after the term of his/her employment, he/she will do all things and perform all acts necessary to enable the Company to file, obtain, enforce and defend patents for such inventions and to protect the Company's right, title and interest in and to said inventions. In the event a defense against such patents shall occur or be required after the term of employment, the Company shall reimburse Employee for his/her expenses incurred in connection with such defense. Employee further agrees, except as required in the conduct of the Company's business, or as authorized in writing by the Company, not to publish or disclose, or authorize anyone else to publish or disclose, during the term of his/her employment hereunder or subsequent thereto, any private or proprietary knowledge concerning any invention assignable to the company, or any other confidential information of the Company.

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Chief Financial Officer, e-PROFILE, Inc.          Employee Signature

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                                                  Employee Name (Print clearly)
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              Date                                               Date

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